UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013

Date of Report (Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-0621709 (IRS Employer Identification No.)

972 North 1430 West, Orem, Utah 84057

(Address of principal executive offices)

(801) 655-5500

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 15, 2013 the Chief Executive Officer of ForeverGreen Worldwide Corporation (the “Company”) concluded that previously issued financial statements for the year ended December 31, 2012 should no longer be relied upon because the Company did not report certain revenues.  Accordingly, the Company intends to amend our Form 10-K for the year ended December 31, 2012 to restate the financial statements for that year.

The facts underlying the conclusion are as follows:  During the preparation of the Company’s unaudited financial statements for the quarterly period ended March 31, 2013 the Company determined that we had understated revenue for the fiscal year 2012.  As a result, the Company overstated our net loss by $154,739 for the year ended December 31, 2012.  Revenues will be increased by $154,739, accounts receivable will be increased by $121,028, and other accrued expenses will be decreased by $33,710. Accordingly, the Company must restate the financial statements for the year ended December 31, 2012 to reflect the proper revenues and related adjustments.

Our Chief Executive Officer discussed with our independent accountant, Sadler, Gibb & Associates, LLC, the matters disclosed in this current report.  We are currently preparing a first amendment to the Form 10-K for the year ended December 31, 2012 that will reflect the necessary financial adjustments.

Investors, potential investors and other readers of our SEC filings are cautioned not to rely on financial statements that have not been restated for the year ended December 31, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of agreement from Sadler, Gibb & Associates, LLC, dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	FOREVERGREEN WORLDWIDE CORPORATION By: /s/ Ronald K. Williams Ronald K. Williams, President